Exhibit 99.1

Allscripts Closes Sale of Hospital and Large Physician Practices Business to Constellation Software

CHICAGO – May 2, 2022 – Allscripts Healthcare Solutions, Inc. (Nasdaq:MDRX) today announced that it has completed the sale of the net assets of the Allscripts Hospital and Large Physician Practices business segment to Constellation Software Inc. (TSX:CSU), through its wholly-owned subsidiary N. Harris Computer Corporation (“Harris”).

“This transaction enables Allscripts to strengthen its focus on high growth end markets of interest as well as provide additional value for our clients, employees, and shareholders,” said Rick Poulton, President and CFO of Allscripts.

About Allscripts

Allscripts (NASDAQ: MDRX) is a leader in healthcare information technology solutions that advance clinical, financial and operational results. Our innovative solutions connect people, places and data across an Open, Connected Community of Health™. Connectivity empowers caregivers to make better decisions and deliver better care for healthier populations. To learn more, visit www.allscripts.com, Twitter, YouTube and It Takes A Community: The Allscripts Blog.

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© 2022 Allscripts Healthcare, LLC and/or its affiliates. All Rights Reserved.

Allscripts, the Allscripts logo, and other Allscripts marks are trademarks of Allscripts Healthcare, LLC and/or its affiliates. All other products are trademarks of their respective holders, all rights reserved. Reference to these products is not intended to imply affiliation with or sponsorship of Allscripts Healthcare, LLC and/or its affiliates.

For more information contact:

Investors:

Jenny Gelinas

312-506-1237

Jenny.Gelinas@allscripts.com

Media:

Concetta Rasiarmos

312-447-2466

concetta.rasiarmos@allscripts.com

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the current beliefs and expectations of Allscripts management, only speak as of the date that they are made, and are subject to significant risks and uncertainties. Such statements can be identified by the use of words such as “future,” “anticipates,” “believes,” “estimates,” “expects,” “intends,” “plans,” “predicts,” “will,” “would,” “could,” “can,” “may,” and similar terms. Actual results could differ from those set forth in the forward-looking statements, and reported results should not be considered an indication of future performance. Certain factors that could cause Allscripts actual results to differ materially from those described in the forward-looking statements include, but are not limited to potential negative impacts to our earnings, risks relating to transition services or other post-disposition obligations, the diversion of management’s attention, and the use of the proceeds Allscripts received from the sale. Additional information about these and other risks, uncertainties, and factors affecting Allscripts business is contained in Allscripts filings with the Securities and Exchange Commission, including under the caption “Risk Factors” in the most recent Allscripts Annual Report on Form 10-K and in subsequent Form 10-Qs filed with the Securities and Exchange Commission under the heading “Forward-Looking Statements and Risk Factors.” Except as required by law, Allscripts does not undertake to update forward-looking statements to reflect changed assumptions, the impact of circumstances or events that may arise after the date of the forward-looking statements, or other changes in its business, financial condition or operating results over time.